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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors of Learn2.com, Inc. (formerly known as 7th Level, Inc.):


      We consent to the incorporation by reference in this Registration Statement on Form S-3 of Learn2.com, Inc. (formerly known as 7th Level, Inc.) of our report dated June 5, 1998, with respect to the balance sheet of Learn2, Inc. (formerly known as 7th Street.com, Inc. and Street Technologies, Inc.) as of December 31, 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended, which report appears in the Form 8-K/A of 7th Level, Inc. (currently Learn2.com, Inc.) filed with the Securities and Exchange Commission on April 16, 1999. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

                                              /s/ KPMG LLP
                                              ----------------------------------
                                              KPMG LLP

Stamford, Connecticut
November 12, 1999